Exhibit 99.1

Contact:	Mike McAndrew
Chief Financial Officer
Black Box Corporation
(724) 873-6788
email: investors@blackbox.com
FOR IMMEDIATE RELEASE
BLACK BOX CORPORATION REPORTS FIRST QUARTER FISCAL 2006 RESULTS
-Announces $179 million in revenues and 75¢ per share
excluding restructuring charges and acquisition related expenses-
PITTSBURGH, PENNSYLVANIA, July 28, 2005 — Black Box Corporation (NASDAQ:BBOX) today reported for the first quarter ended July 2, 2005 diluted earnings per share of 43¢ compared to 54¢ last year. Net income for the first quarter was $7.4 million or 4.1% of revenues, compared to $10.0 million or 8.0% of revenues last year. Excluding restructuring charges and acquisition related expenses in the first quarter of Fiscal 2006 described below, diluted earnings per share were 75¢ for the quarter and net income was $12.7 million or 7.1% of revenues.
During the first quarter of Fiscal 2006, the Company recorded a pre-tax restructuring charge of $5.3 million related to staffing level adjustments and real estate consolidations in Europe and North America. These restructuring charges complete the Company’s previously announced restructuring plans that were initiated during the fourth quarter of Fiscal 2005. In addition, the Company incurred non-cash charges during the first quarter of Fiscal 2006 of $2.8 million pre-tax in connection with acquisition related expenses from the fourth quarter Fiscal 2005 purchase of Norstan, Inc. (“Norstan”). Management believes that presenting diluted earnings per share and net income excluding restructuring charges and acquisition related expenses is useful to investors because it provides a more meaningful comparison of the ongoing operations of the Company.

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In accordance with SEC Regulation G, the attached financial charts include a reconciliation of the non-GAAP financial measures in this release to the most directly comparable GAAP measures.
Total revenues for the first quarter were $179 million, an increase of 44% from $124 million last year. On a sequential comparison basis, fourth quarter revenues were $157 million.
First quarter cash provided by operating activities was $11 million or 146% of net income, compared to $9 million or 92% of net income last year. On a sequential comparison basis, fourth quarter cash provided by operating activities was $18 million. Black Box utilized its first quarter cash provided by operating activities of $11 million to fund $10 million of mergers completed during the quarter and a dividend payment of $1 million.
The Company’s 6-month order backlog was $97 million at June 30, 2005 compared to $97 million at the end of the fourth quarter.
Commenting on the quarter, Fred C. Young, Chief Executive Officer, said, “Overall, we are very pleased with our 1Q06 results. Key metrics that include revenue, profit and operating cash flow were consistent with our targeted ranges. Revenue mix percentages by service type continue to evolve and diversify towards on-site in general and voice services specifically. Relative to total revenues Data Services were 30% compared to last year’s 39%; Voice Services were 40% compared to last year’s 15%; and Hotline Services were 30% compared to last year’s 46%.”
Continuing on, Mr. Young said, “The integration plan for our recent Norstan merger, now Black Box – Minnetonka, is progressing well. During the quarter we also successfully merged with three additional technical services companies, which primarily provide voice services in the Florida and Virginia market places.
“In summary, as we look forward our goal is to build upon this quarter’s positive momentum. We will remain focused on our two primary objectives. First and foremost, cross-sell and deliver Black Box’s industry-leading DVH Services (Data, Voice and Hotline) to all clients. And secondly, leverage Black Box’s financial strength via additional selected M&A activity.”

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The Company will conduct a conference call beginning at 5:00 p.m. Eastern Daylight Time today, July 28, 2005. Fred C. Young, Chief Executive Officer, will host the call. To participate in the call, please dial 612-332-1025 approximately 15 minutes prior to the starting time and ask to be connected to the Black Box Earnings Call. A replay of the conference call will be available for two weeks after the teleconference by dialing 320-365-3844 and using access code 788127.
The Company mailed its Proxy Statement and Fiscal 2005 Annual Report on July 1, 2005. The Company’s Annual Stockholders Meeting will be held on Tuesday, August 9, 2005 at 12:30 p.m. Eastern Daylight Time at its Worldwide Headquarters in Lawrence, Pennsylvania (20 minutes south of Pittsburgh).
The Company also plans to host an Investor Day Conference at its Minnetonka, Minnesota office on Wednesday, September 14, 2005 from 10:00 a.m. until 3:00 p.m. Central Time. Interested investors should email the Company at investors@blackbox.com or call Investor Relations at 724-873-6788. Further Conference details will become available in the coming weeks.
Any forward-looking statements contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the fact they use words such as “should,” “anticipate,” “estimate,” “approximate,” “expect,” “target,” “may,” “will,” “project,” “intend,” “plan,” “believe,” and other words of similar meaning and expression in connection with any discussion of future operating or financial performance. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Although it is not possible to predict or identify all risk factors, they may include levels of business activity and operating expenses, expenses relating to corporate compliance requirements, cash flows, global economic conditions, successful integration of the Norstan business, the timing and costs of restructuring programs, successful marketing of DVH

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services and successful implementation of our M&A program, including identifying appropriate targets, consummating transactions and successfully integrating the businesses. Additional risk factors are included in the Company’s Annual Report on Form 10-K. We can give no assurance that any goal, plan or target set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of future events or developments.
Black Box is the world’s largest technical services company dedicated to designing, building and maintaining today’s complicated data and voice infrastructure systems. Black Box services 152,000 clients in 141 countries with 126 offices throughout the world. To learn more, visit the Black Box website at www.blackbox.com.
Black Box and the Double Diamond logo are registered trademarks of BB Technologies, Inc.
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BLACK BOX CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

	Three months ended
	July 2,	July 3,
In thousands, except per share	2005	2004

Revenues	$179,282	$124,355

Cost of sales	108,342	72,475

Gross profit	70,940	51,880

Selling, general & administrative expenses	50,920	35,897

Restructuring charges	5,290	—

Intangibles amortization	1,558	59

Operating income	13,172	15,924

Interest expense, net	1,959	409

Other (income)/expenses, net	(75)	7

Income before income taxes	11,288	15,508

Provision for income taxes	3,894	5,505

Net income	$7,394	$10,003

Basic earnings per common share	$0.44	$0.56

Diluted earnings per common share	$0.43	$0.54

Weighted average common shares	16,845	17,771

Weighted average common & common equivalent shares outstanding	17,042	18,476

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BLACK BOX CORPORATION
CONSOLIDATED BALANCE SHEETS

	July 2,	March 31,
In thousands	2005	2005

Assets
Cash and cash equivalents	$11,008	$11,592
Accounts receivable, net	115,141	116,865
Lease receivables	1,057	1,697
Inventories, net	52,454	57,176
Costs and estimated earnings in excess of billings on uncompleted contracts	29,770	25,695
Deferred tax asset	10,031	9,236
Net current assets of discontinued operations	316	549
Other current assets	16,504	14,724

Total current assets	236,281	237,534

Property, plant and equipment, net	36,173	38,268
Goodwill, net	448,993	444,567
Intangibles, net	46,829	44,157
Lease receivables, net of current portion	378	473
Deferred tax asset	3,984	3,793
Discontinued operations, net of current portion	316	373
Other assets	4,034	3,725

Total assets	$776,988	$772,890

Liabilities
Current maturities of long-term debt	$981	$692
Current maturities of discounted lease rentals	488	890
Accounts payable	32,647	36,032
Billings in excess of costs and estimated earnings on uncompleted contracts	10,821	8,947
Deferred revenue	22,401	21,456
Accrued liabilities:
Compensation and benefits	13,833	13,073
Restructuring	7,795	6,709
Other liabilities	32,189	33,905
Income taxes	8,176	3,295

Total current liabilities	129,331	124,999

Long-term debt	150,903	147,196
Discounted lease rentals	9	30
Other liabilities	75	75
Restructuring reserve	9,023	9,889
Stockholders’ Equity
Common stock	24	24
Additional paid-in capital	336,457	336,290
Retained earnings	435,017	428,632
Treasury stock, at cost	(296,797)	(296,797)
Accumulated other comprehensive gain	12,946	22,552

Total stockholders’ equity	487,647	490,701

Total liabilities and stockholders’ equity	$776,988	$772,890

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BLACK BOX CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended
	July 2,	July 3,
In thousands	2005	2004

Operating Activities
Net income	$7,394	$10,003
Adjustments to reconcile net income to cash provided by operating activities:
Intangibles amortization	1,558	59
Depreciation	2,233	1,427
Deferred taxes	(2,493)	1,464
Tax impact from exercised options	(31)	(3,145)

Changes in operating assets and liabilities:
Account receivable, net	4,785	3,463
Inventories, net	5,032	(1,399)
Other current assets	(7,371)	(2,288)
Proceeds from lease contracts	735	—
Accounts payable and accrued liabilities	(1,039)	(350)

Net cash provided by operating activities	10,803	9,234

Investing Activities
Capital expenditures, net	321	(297)
Acquisition of businesses, net of cash acquired	(13,492)	—
Prior merger-related recovery/(payments)	44	(263)

Net cash used in investing activities	(13,127)	(560)

Financing Activities
Proceeds on borrowings, net	3,072	11,791
Repayments on discounted lease rentals	(423)	—
Proceeds from exercise of options	136	5,640
Payment of dividends	(1,011)	(903)
Purchase of treasury stock	—	(24,856)

Net cash provided by/(used in) financing activities	1,774	(8,328)

Foreign currency exchange impact on cash	(34)	(339)

(Decrease)/increase in cash & cash equivalents	(584)	7
Cash & cash equivalents at beginning of period	11,592	9,306

Cash & cash equivalents at end of period	$11,008	$9,313

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RECONCILIATIONS:
In addition to reported results under U.S. GAAP for the fiscal periods, the following financial highlights tables also includes, where appropriate, a reconciliation of free cash flow, cash provided by operating activities excluding restructuring payments and satisfaction of a litigation judgment, net income excluding restructuring charges and acquisition related expenses and diluted EPS excluding restructuring charges and acquisition related expenses (which are non-GAAP measures), to the most directly comparable GAAP measure. All dollar amounts are in thousands.
A reconciliation of cash provided by operating activities to free cash flow is presented below:

	1Q06	1Q05

Cash provided by operating activities	$10,803	$9,234
Capital expenditures	(492)	(741)
Capital disposals	813	444
Proceeds from stock option exercises	136	5,640
Foreign currency exchange impact on cash	(34)	(339)

Free cash flow	$11,226	$14,238

A reconciliation of cash provided by operating activities to cash provided by operating activities excluding restructuring payments and satisfaction of a litigation judgment is presented below:

	1Q06	1Q05

Cash provided by operating activities	$10,803	$9,234
Restructuring payments	4,842	—
Satisfaction of a litigation judgment	1,778	—

Cash provided by operating activities excluding restructuring payments and satisfaction of a litigation judgment	$17,423	$9,234

A reconciliation of net income to net income excluding restructuring charges and acquisition related expenses is presented below:

	1Q06	1Q05

Net income	$7,394	$10,003
% of revenues	4.1%	8.0%
Restructuring charges, after tax impact	3,465	—
Acquisition related expenses, after tax impact	1,854	—

Net income excluding restructuring charges and acquisition related expenses	$12,713	$10,003
% of revenues	7.1%	8.0%

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A reconciliation of diluted earnings per common share (EPS) to diluted EPS excluding restructuring charges and acquisition related expenses is presented below:

	1Q06		1Q05

Diluted EPS	$0.43		$0.54
EPS impact of restructuring charges	0.20		—
EPS impact of acquisition related expenses	0.11		—

Diluted EPS excluding restructuring charges and acquisition related expenses	$0.75	(1)	$0.54

(1) Diluted EPS excluding restructuring charges and acquisition related expenses table does not sum due to rounding.

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SUPPLEMENTAL INFORMATION:
Additionally, the following supplemental information is being provided for comparisons of first quarter ended July 2, 2005 reported results to the prior year’s fourth quarter and first quarter. All dollar amounts are in thousands unless noted otherwise.
Information on revenues and operating income by geography is presented below. Management believes it is important to separately present the Fiscal 2006 restructuring charges and acquisition related expenses and the Fiscal 2005 restructuring and other charges and reconciling items (hereafter referred to as “special charges”). Management believes this enables a clearer understanding of the ongoing operations of the Company.

	1Q06	4Q05	1Q05

Revenues:
North America	$136,861	$112,047	$79,532
Europe	33,750	35,501	35,560
All Other	8,671	9,682	9,263

Total	$179,282	$157,230	$124,355

Operating Income:
North America	$11,859	$(292)	$7,910
% of North America revenues	8.7%	(0.3)%	10.0%
Europe	$(367)	$274	$5,652
% of Europe revenues	(1.1)%	0.8%	15.9%
All Other	$1,680	$1,414	$2,362
% of All Other revenues	19.4%	14.6%	25.5%

Total	$13,172	$1,396	$15,924
% of Total revenues	7.3%	1.0%	12.8%

Special Charges:
North America	$4,379	$9,356	$—
Europe	3,742	1,003	—
All Other	—	—	—

Total	$8,121	$10,359	$—

Operating Income Excluding Special Charges:
North America	$16,238	$9,064	$7,910
% of North America revenues	11.9%	8.1%	10.0%
Europe	$3,375	$1,277	$5,652
% of Europe revenues	10.0%	3.6%	15.9%
All Other	$1,680	$1,414	$2,362
% of All Other revenues	19.4%	14.6%	25.5%

Total	$21,293	$11,755	$15,924
% of Total revenues	11.9%	7.5%	12.8%

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Information on revenues and gross profit for data services, voice services and hotline services is presented below:

	1Q06	4Q05	1Q05

Revenues:
Data Services	$52,901	$48,799	$48,189
Voice Services	72,929	52,921	18,314
Hotline Services	53,452	55,510	57,852

Total	$179,282	$157,230	$124,355

Gross Profit:
Data Services	$15,524	$13,343	$14,496
% of Data Services revenues	29.3%	27.3%	30.1%
Voice Services	$27,838	$17,648	$6,406
% of Voice Services revenues	38.2%	33.3%	35.0%
Hotline Services	$27,578	$28,725	$30,978
% of Hotline Services revenues	51.6%	51.7%	53.5%

Total	$70,940	$59,716	$51,880
% of Total revenues	39.6%	38.0%	41.7%

Information on revenues on a same-office basis as compared to prior year is presented below:

	1Q06	1Q05	Change

Revenues as reported	$179,282	$124,355	44%
Less revenues from offices added since 1Q05	(53,582)	—

Revenues on same-office basis	$125,700	$124,355	1%

Information on revenues on a same-office basis as compared to prior quarter is presented below:

	1Q06	4Q05	Change

Revenues as reported	$179,282	$157,230	14%
Less revenues from offices added since 1Q05	(53,582)	(35,208)

Revenues on same-office basis	$125,700	$122,022	3%

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Information on various balance sheet ratios, backlog and headcount is presented below. Dollar amounts are in millions.

	1Q06		4Q05		1Q05

Accounts Receivable:
Gross Accounts Receivable $	$122.7		$124.2		$103.8
Reserve $ / %	$7.6	/6.2%	$7.3	/5.9%	$10.3	/9.9%

Net Accounts Receivable $	$115.1		$116.9		$93.5

Net Days Sales Outstanding	55 days		57 days		61 days

Inventory:
Gross Inventory $	$64.8		$69.7		$46.2
Reserve $ / %	$12.3	/19.0%	$12.5	/18.0%	$4.7	/10.2%

Net Inventory $	$52.5		$57.2		$41.5

Net Inventory Turns	7.2	x	6.4	x	8.0	x

Six-Month Order Backlog	$97		$97		$53

Team Members	3,346		3,371		2,695

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